ROSS MILLER	*090201*
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 884-5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
	/s/ Ross Miller	20120288844-59
Certificate of Amendment		Filing Date and Time
(PURSUANT TO NRS 78.385 AND 78.390)	Ross Miller	04/25/2012/ 1:00 PM
	Secretary of State	Entity Number
	State of Nevada	E0373802008-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bearing Mineral Exploration, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The amount of total authorized capital stock of the corporation is Eight Hundred Forty-Three Million Seven Hundered Fifty Thousand (843,750,000) shares of common stock, par value per shares: $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         N/A

4. Effective date of filing: (optional)	May 7, 2012
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ART AGOLLI
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, than the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

EXHIBIT A

TO

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

BEARING MINERAL EXPLORATION, INC.

Upon the effective date of the filing of this Certificate of Amendment to Articles of Incorporation each share of the corporation’s outstanding common stock (the “Prior Common Stock”) shall be converted and reconstituted into 11.25 shares of common stock (the “Stock Split”). No further adjustment of any shares set forth in this Article shall be made as a result of the Stock Split, as all share amounts set forth in this Certificate of Amendment have been appropriately adjusted to reflect the Stock Split. Each outstanding stock certificate of the corporation which, immediately prior to the time this Certificate of Amendment is effective with the Secretary of State of the State of Nevada, representing one or more shares of Prior Common Stock shall thereafter be deemed to represent the appropriate number of shares of Common Stock taking into account the Stock Split until such Prior Common Stock certificate is exchanged for a new stock certificate reflecting the appropriate number of shares resulting from the Stock Split.

SAC 442,187,992v1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
	/s/ Ross Miller	20120288839-83
Articles of Merger		Filing Date and Time
(PURSUANT TO NRS 92A.200)	Ross Miller	04/25/2012/ 1:00 PM
Page 1	Secretary of State	Entity Number
	State of Nevada	E0373802008-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Petrosonic Energy, Inc.

Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

 and,

Bearing Mineral Exploration, Inc.

Name of surviving entity

Nevada	Corporation

Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger page 1
SAC 442,187,992v1	Revised: 8-31-11

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A,190):

Attn:

c/o:

3)	Choose one:

☐	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐	If there are more than four merging entities, check box and attach an 8 1/2” ×11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner’s approval was not required from

Petrosonic Energy, Inc.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Bearing Mineral Exploration, Inc.

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 82A Merger Page 2
SAC 442,187,992v1	Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of :

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

*Unless otherwise provided in the certificate of trust or government instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
SAC 442,187,992v1	Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
SAC 442,187,992v1	Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

1. Name of Corporation: Petrosonic Energy, Inc.

6)	Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;
or,
☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or ther place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)
	Date:	May 7, 2012	Time:

*Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5
SAC 442,187,992v1	Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(8)	Signatures – Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A Manager of each Nevada limited liability company with managers or one member if there are no managers; A trustees of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity from article eight.

Petrosonic Energy, Inc.
Name of merging entity
	X ART AGOLLI	President	4/25/12
	Signature	Title	Date

Name of merging entity
X
	Signature	Title	Date

Name of merging entity
X
	Signature	Title	Date

Name of merging entity
X
	Signature	Title	Date

and,
Bearing Mineral Exploration, Inc.
Name of surviving entity
	X ART AGOLLI	President	4/25/12
	Signature	Title	Date

*The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230) Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

ROSS MILLER Secretary of State 205 North Carson Street, Carson City, Nevada 89701-4299 (775) 684-5708

Articles of Incorporation (PURSUANT TO NRS 78)	Filed in the office of	Document Number 20080397328-22
	/s/ Ross Miller Ross Miller	Filing Date and Time 06/11/2008 11:20 AM
	Secretary of State	Entity Number
	State of Nevada	E0373802008-8

Important. Read attached instructions before completing from.	ABOVE SPACE IN FOR OFFICE USE ONLY

1.	Name of corporation:	Bearing Mineral Exploration, Inc.
2.	Registered Agent Name and Street Address:	Val-U-Corp Services, Inc. Name
	(must be a Nevada address where process may be served)	1802 North Carson Street Suite 212	Carson City	NEVADA	89701
		Street Address	City		Zip Code

		Optional Mailing Address	City	State	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares	Number of shares
		with par value: 75,000,000 Common Par value: $.001	without par value:
4.	Names & Addresses of Board of Directors/Trainees:	1 Daniel A. Kramer Name
	(attach additional page	1802 North Carson Street Suite 212	Carson City	NV	89701
	there is more than 2 directors/trustees)	Street Address	City	State	Zip Code

2.
Name

		Street Address	City	State	Zip Code

3.
Name

		Street Address	City	State	Zip Code
5.	Purposes: (optional; see instructions)	The purpose of this Corporation shall be: All legal purposes
6.	Names, Address and Signature of	Daniel A. Kramer	/s/ Daniel A. Kramer
	Incorporator:	Name	Signature
(attach additional page
	there is more than 1 incorporator)	1802 North Carson Street Suite 212 Address	Carson City City	NV State	89701 Zip Code
7.	Certificate of	I hereby accept appointment as Registered Agent for the above named corporation:
Acceptance of
	Appointment of	/s/ Daniel A. Kramer
	Registered Agent:	Authorized signature of R.A. or On behalf of R.A. Company	Date June 11, 2008

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State NRS 78 Articles 2003

Revised: on: 09/2003

Articles of Incorporation

Of

Bearing Mineral Exploration, Inc.

First. The name of the corporation is Bearing Mineral Exploration, Inc.

Second. The registered office of the corporation in the State of Nevada is located at 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

Third. The objects for which this corporation is formed are to engage in any lawful activity, including, but not limited to the following:

a)	Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
b)	May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
c)	Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
d)	Shall have power to sue and be sued in any court of law or equity.
e)	Shall have power to make contracts.
f)	Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.
g)	Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.
h)	Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.
i)	Shall have power to wind up and dissolve itself, or be wound up or dissolved.
j)	Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

k)	Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.
l)	Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote, if any.
m)	Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property to fund.
n)	Shall have power to conduct business, have one or more offices, and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.
o)	Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendments thereof.
p)	Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.
q)	Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

Fourth. That the total number of stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of Common stock with a par value of one tenth of one cet ($0.001) per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

Fifth. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The first Board of Directors shall be one(1) in number and the name and post office address of the Director shall be listed as follows:

Daniel A. Kramer

1802 N. Carson St., Ste. 212, Carson City, NV 89701

Sixth. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Seventh. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Daniel A. Kramer

1802 N. Carson St., Ste. 212, Carson City, NV 89701

Eighth. The Registered Agent for this corporation shall be VAL-U-CORP SERVICES, INC. The address of the Registered Agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be: 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701.

Ninth. The corporation is to have perpetual existence.

Tenth. In furtherance and not in limitation of the powers conferred by the statue, the Board of Directors is expressly authorized:

a)	Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the corporation.
b)	To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.
c)	By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in the resolutions, or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee, or committees, shall have such name, or names as may be stated in the By-Laws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.
d)	When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation.

Eleventh. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Twelfth. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

Thirteenth. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this June 11, 2008.

/s/ Daniel A. Kramer

Daniel A. Kramer

Incorporator